Exhibit 5.2

July 12, 2013

Rare Element Resources Ltd.

225 Union Boulevard, Suite 250

Lakewood, Colorado 80228

Ladies and Gentlemen:

We have acted as special U.S. counsel for Rare Element Resources Ltd., a British Columbia corporation (the “Rare Element”), and its wholly-owned subsidiaries Rare Element Resources, Inc., a Wyoming corporation (“RER Wyoming”) and Rare Element Holdings, Ltd., a British Columbia corporation (“Holdings”” and, together with RER Wyoming, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 filed by the Company with the Commission on June 11, 2013 (the “Registration Statement”), as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (“Amendment No. 1”), registering up to $50,000,000 of (i) senior and subordinated debt securities of Rare Element (“Debt Securities”) (ii) common shares of Rare Element (“Common Shares”), (iii) warrants to purchase Debt Securities or Common Shares (the “Warrants”), (v) guarantees of Debt Securities by the Guarantors (the “Guarantees”) and (vi) units consisting of one or more Debt Securities, Common Shares, Warrants or any combination of such securities (the “Units”).  At your request, this opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act for filing as an exhibit to the Registration Statement.  We understand that Fasken Martineau DuMoulin LLP, Rare Element’s British Columbia counsel, is opining with respect to the validity of securities being issued pursuant to the Registration Statement, and is relying on this opinion with respect to certain matters relating to the Guarantee that may be issued by RER Wyoming.

July 12, 2013

We understand, and are assuming for the purposes hereof, that (i) each class or series of Debt Securities that is the subject of a Guarantee by RER Wyoming is being issued pursuant to an indenture, together with, if necessary, one or more supplemental indentures thereto, made among Rare Element, RER Wyoming, as Guarantor, and one or more indenture trustees (each indenture, together with any supplemental indentures thereto, an “Indenture”), and that each such Indenture sets out all of the attributes of such class or series of Debt Securities, including the related Guarantee being provided by RER Wyoming, (ii) Rare Element will have taken all necessary action to authorize and approve the creation and issuance of each class or series of Debt Securities, including the definitive terms of the Debt Securities and the Indenture, in accordance with its governing documents, all applicable laws, all applicable regulatory requirements, the Registration Statement, any relevant prospectus supplement, and the applicable Indenture, and (iii) RER Wyoming will have taken all necessary corporate or other internal management, statutory, regulatory and other action to authorize the execution, delivery and performance by it of such Guarantee and Indenture.

In connection with rendering this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Rare Element and the Guarantors, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below.

The opinions herein are limited to matters governed by the Business Corporation Act of the State of Wyoming.  We express no opinion with respect to any other law of the state of Wyoming or any other jurisdiction.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

RER Wyoming is a corporation validly existing under the laws of the State of Wyoming.

2.

RER Wyoming has all necessary corporate power and authority under the laws of the State of Wyoming to guarantee the Debt Securities.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Amendment No. 1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission thereunder.  Fasken Martineau DuMoulin LLP may rely on this opinion as if it were addressed to it.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP